                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders
York International Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of York International Corporation of our reports dated February 15, 2002, relating to the consolidated balance sheets of York International Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders' equity and related financial statement schedule for each of the years in the three-year period ended December 31, 2001, which reports appear in or are incorporated by reference in the December 31, 2001 annual report on Form 10-K of York International Corporation.

Our report on the consolidated financial statements refers to the change by the Company in 2001 in its method of accounting for derivative instruments and hedging activities.




                                                     /s/ KPMG LLP
                                                     ---------------------------
                                                     KPMG LLP
                                                     Harrisburg, PA
                                                     August 15, 2002